FOR IMMEDIATE RELEASE

Workiva Announces Second Quarter 2016 Financial Results
Q2 Revenue of $43.0 million, Up 27% from Q2 of 2015

Ames, IA - August 3, 2016 - Workiva Inc. (NYSE: WK), creator of the Wdesk cloud-based productivity platform for enterprises, today announced financial results for its second quarter ended June 30, 2016 and increased its full-year 2016 guidance.
“We posted strong results in the second quarter, highlighted by 27% revenue growth over the same quarter last year,” said Matt Rizai, Chairman and Chief Executive Officer of Workiva. “We outperformed our guidance for quarterly revenue, operating loss and loss per share.”
“We continue to sign new Wdesk customers as well as add seats at existing customers for a growing number of use cases that should position us well for the second half of 2016,” said Rizai.
“We are making good progress on our path to positive operating cash flow,” said Rizai. “We expect annual cash usage from operations to improve for the full year 2016, as compared to full year 2015. We also expect annual cash usage from operations to improve further in 2017.”
Second Quarter 2016 Financial Highlights

•
Revenue: Total revenue for the quarter ended June 30, 2016 was $43.0 million, an increase of 26.6% from $34.0 million in the second quarter of 2015. Subscription and support revenue was $35.0 million, an increase of 24.5% versus results in the second quarter of 2015. Professional services revenue was $8.0 million, an increase of 36.7% compared to the same quarter in the prior year.

•
Gross Profit: GAAP gross profit for the quarter ended June 30, 2016 was $30.4 million compared with $24.2 million in the same quarter of the prior year. GAAP gross margin was 70.8% in the second quarter of 2016 versus 71.3% in the second quarter of 2015. Non-GAAP gross profit for the quarter ended June 30, 2016 was $30.7 million, an increase of 25.7% compared with the prior year's second quarter, and non-GAAP gross margin was 71.3% compared to 71.8% in the second quarter of 2015.

•
Loss from Operations: GAAP loss from operations for the quarter ended June 30, 2016 was $11.3 million compared with a loss of $10.6 million in the prior year's second quarter. Non-GAAP loss from operations for the quarter ended June 30, 2016 was $7.8 million, compared with non-GAAP loss from operations of $8.0 million in the second quarter of 2015. Non-GAAP loss from operations as a percentage of revenue improved 530 basis points for the quarter ended June 30, 2016 compared to the second quarter of 2015.

•
Net Loss: GAAP net loss for the quarter ended June 30, 2016 was $11.5 million compared with a net loss of $11.0 million for the prior year's second quarter. GAAP net loss per basic and diluted share for the quarter ended June 30, 2016 was $0.28, based on 40.6 million weighted-average shares outstanding, compared with a net loss per basic and diluted share of $0.28, based on 39.6 million weighted-average shares outstanding in the second quarter of 2015.

•
Non-GAAP net loss for the quarter ended June 30, 2016 was $8.0 million compared with a net loss of $8.4 million in the prior year's second quarter. Non-GAAP net loss per basic and diluted share for the quarter ended June 30, 2016 was $0.20, based on 40.6 million weighted-average shares outstanding, compared with a net loss per basic and diluted share of $0.21, based on 39.6 million weighted-average shares outstanding in the second quarter of 2015.

Operating Metrics

•	Customers: Workiva had 2,622 customers as of June 30, 2016, a net increase of 232 customers from June 30, 2015.

•
Revenue Retention Rate: As of June 30, 2016, Workiva's revenue retention rate (excluding add-on revenue) was 95.1%, and the revenue retention rate including add-on revenue was 110.2%. Add-on revenue includes the change in both seats purchased and seat pricing for existing customers.

Financial Outlook
As of August 3, 2016, Workiva is providing guidance for its third quarter 2016 and raising guidance for the full year 2016 as follows:

Third Quarter 2016 Guidance:

•	Total revenue is expected to be in the range of $44.5 million to $45.0 million.

•	Non-GAAP loss from operations is expected to be in the range of $13.4 million to $13.9 million.

•	GAAP loss from operations is expected to be in the range of $17.2 million to $17.7 million.

•	Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.34 to $0.35.

•	GAAP net loss per basic and diluted share is expected to be in the range of $0.43 to $0.44.

•	Net loss per basic and diluted share is based on 40.8 million weighted-average shares outstanding.

Full Year 2016 Guidance:

•	Total revenue is expected to be in the range of $180.5 million to $181.5 million.

•	Non-GAAP loss from operations is expected to be in the range of $38.5 million to $39.5 million.

•	GAAP loss from operations is expected to be in the range of $52.9 million to $53.9 million.

•	Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.96 to $0.99.

•	GAAP net loss per basic and diluted share is expected to be in the range of $1.31 to $1.34.

•	Net loss per basic and diluted share is based on 40.8 million weighted-average shares outstanding.

Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the second quarter 2016, in addition to discussing the Company’s outlook for the third quarter and full year 2016. To access this call, dial 877-201-0168 (domestic) or 647-788-4901 (international). The conference ID is 40734346. A live webcast of the conference call will be accessible in the “Investor Relations” section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through August 10, 2016 at 855-859-2056 (domestic) or 404-537-3406 (international). The replay pass code is 40734346. An archived webcast of this conference call will also be available an hour after the completion of the call in the “Investor Relations” section of the Company’s website at www.workiva.com.

About Workiva
Workiva (NYSE:WK) created Wdesk, a cloud-based productivity platform for enterprises to collect, link, report and analyze business data with control and accountability. Thousands of organizations, including over 65% of the FORTUNE 500®, use Wdesk. The platform’s proprietary word processing, spreadsheet and presentation applications are integrated and built upon a data management engine, offering synchronized data, controlled collaboration, granular permissions and a full audit trail. Wdesk helps mitigate enterprise risk, improve productivity and give users confidence to make decisions with real-time data. Workiva employs more than 1,200 people with offices in 16 cities. The company is headquartered in Ames, Iowa. For more information, visit workiva.com.

Claim not confirmed by FORTUNE or Time Inc. FORTUNE 500 is a registered trademark of Time Inc. and is used under license. FORTUNE and Time Inc. are not affiliated with, and do not endorse products or services of, Workiva Inc.

Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.

Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP loss from operations is calculated by excluding stock-based compensation expense from loss from operations. Non-GAAP net loss is calculated by excluding stock-based compensation expense, net of tax, from net loss. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “guidance” or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact:	Media Contact:
Adam Rogers	Kevin McCarthy
Workiva Inc.	Workiva Inc.
investor@workiva.com	press@workiva.com
(515) 663-4493	(515) 663-4471

WORKIVA INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Revenue
Subscription and support	$34,969	$28,085	$68,554	$54,354
Professional services	8,042	5,883	19,008	14,768
Total revenue	43,011	33,968	87,562	69,122
Cost of revenue
Subscription and support (1)	7,039	5,564	13,957	11,449
Professional services (1)	5,538	4,189	11,726	7,966
Total cost of revenue	12,577	9,753	25,683	19,415
Gross profit	30,434	24,215	61,879	49,707
Operating expenses
Research and development (1)	14,047	12,196	28,563	24,204
Sales and marketing (1)	19,828	16,329	39,916	30,034
General and administrative (1)	7,882	6,291	16,835	13,025
Total operating expenses	41,757	34,816	85,314	67,263
Loss from operations	(11,323)	(10,601)	(23,435)	(17,556)
Interest expense	(468)	(513)	(958)	(1,023)
Other income and (expense), net	278	191	854	125
Loss before provision for income taxes	(11,513)	(10,923)	(23,539)	(18,454)
Provision for income taxes	12	106	31	22
Net loss	$(11,525)	$(11,029)	$(23,570)	$(18,476)
Net loss per common share:
Basic and diluted	$(0.28)	$(0.28)	$(0.58)	$(0.47)
Weighted average common shares outstanding - basic and diluted	40,593,908	39,627,842	40,522,790	39,610,905

(1) Includes stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Cost of revenue
Subscription and support	$125	$87	$243	$183
Professional services	93	89	215	161
Operating expenses
Research and development	609	369	1,193	703
Sales and marketing	449	432	904	782
General and administrative	2,226	1,643	4,337	2,965

WORKIVA INC. UNAUDITED CONSOLIDATED BALANCE SHEETS (in thousands)

	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$39,885	$58,750
Marketable securities	11,044	17,420
Accounts receivable, net	18,260	15,647
Deferred commissions	1,500	1,368
Other receivables	897	818
Prepaid expenses and other current assets	5,387	3,875
Total current assets	76,973	97,878
Property and equipment, net	43,619	44,410
Intangible assets, net	978	896
Other assets	1,126	711
Total assets	$122,696	$143,895
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,965	$5,138
Accrued expenses and other current liabilities	14,697	20,394
Deferred revenue	57,291	55,741
Deferred government grant obligation	1,003	985
Current portion of capital lease and financing obligations	1,625	1,808
Current portion of long-term debt	20	18
Total current liabilities	79,601	84,084
Deferred revenue	8,340	7,597
Deferred government grant obligation	1,497	1,996
Other long-term liabilities	4,026	3,343
Capital lease and financing obligations	20,358	21,083
Long-term debt	53	73
Total liabilities	113,875	118,176
Stockholders’ equity
Common stock	41	41
Additional paid-in-capital	209,022	202,371
Accumulated deficit	(200,504)	(176,934)
Accumulated other comprehensive income	262	241
Total stockholders’ equity	8,821	25,719
Total liabilities and stockholders’ equity	$122,696	$143,895

WORKIVA INC. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Cash flows from operating activities
Net loss	$(11,525)	$(11,029)	$(23,570)	$(18,476)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	975	1,127	1,972	2,296
Stock-based compensation expense	3,502	2,620	6,892	4,794
Provision for doubtful accounts	48	52	170	126
Realized gain on sale of available-for-sale securities	(4)	—	(6)	—
Amortization (accretion) of premiums and discounts on marketable securities, net	36	—	75	—
Recognition of deferred government grant obligation	(230)	(206)	(663)	(272)
Deferred income tax	(12)	—	(12)	—
Changes in assets and liabilities:
Accounts receivable	(1,844)	(584)	(2,725)	(1,495)
Deferred commissions	(117)	(32)	(129)	113
Other receivables	142	(424)	(82)	(612)
Prepaid expenses and other	(1,327)	(65)	(1,513)	79
Other assets	(323)	38	(386)	94
Accounts payable	797	1,262	101	1,419
Deferred revenue	5,399	2,514	2,184	1,842
Accrued expenses and other liabilities	447	2,046	(5,422)	(1,846)
Change in restricted cash	—	73	—	101
Net cash used in operating activities	(4,036)	(2,608)	(23,114)	(11,837)
Cash flows from investing activities
Purchase of property and equipment	(597)	(159)	(1,009)	(1,030)
Purchase of marketable securities	(802)	—	(802)	—
Sale of marketable securities	2,404	—	7,197	—
Purchase of intangible assets	(59)	(195)	(114)	(278)
Net cash provided by (used in) investing activities	946	(354)	5,272	(1,308)
Cash flows from financing activities
Payment of equity issuance costs	—	(273)	—	(1,346)
Proceeds from option exercises	236	353	520	433
Taxes paid related to net share settlements of stock-based compensation awards	—	—	(761)	—
Changes in restricted cash	—	—	—	300
Repayment of other long-term debt	(18)	(42)	(18)	(67)
Principal payments on capital lease and financing obligations	(476)	(483)	(908)	(1,161)
Distributions to members	—	(35)	—	(35)
Proceeds from government grants	—	—	183	313
Payments of issuance costs on line of credit	(33)	—	(33)	—
Net cash used in financing activities	(291)	(480)	(1,017)	(1,563)
Effect of foreign exchange rates on cash	40	(19)	(6)	9
Net decrease in cash and cash equivalents	(3,341)	(3,461)	(18,865)	(14,699)
Cash and cash equivalents at beginning of period	43,226	89,893	58,750	101,131
Cash and cash equivalents at end of period	$39,885	$86,432	$39,885	$86,432

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Gross profit, subscription and support	$27,930	$22,521	$54,597	$42,905
Add back: Stock-based compensation	125	87	243	183
Gross profit, subscription and support, non-GAAP	$28,055	$22,608	$54,840	$43,088
As a percentage of subscription and support revenue, non-GAAP	80.2%	80.5%	80.0%	79.3%

Gross profit, professional services	$2,504	$1,694	$7,282	$6,802
Add back: Stock-based compensation	93	89	215	161
Gross profit, professional services, non-GAAP	$2,597	$1,783	$7,497	$6,963
As a percentage of professional services revenue, non-GAAP	32.3%	30.3%	39.4%	47.1%

Gross profit, as reported	$30,434	$24,215	$61,879	$49,707
Add back: Stock-based compensation	218	176	458	344
Gross profit, non-GAAP	$30,652	$24,391	$62,337	$50,051
As percentage of revenue, non-GAAP	71.3%	71.8%	71.2%	72.4%

Research and development, as reported	$14,047	$12,196	$28,563	$24,204
Less: Stock-based compensation	609	369	1,193	703
Research and development, non-GAAP	$13,438	$11,827	$27,370	$23,501
As percentage of revenue, non-GAAP	31.2%	34.8%	31.3%	34.0%

Sales and marketing, as reported	$19,828	$16,329	$39,916	$30,034
Less: Stock-based compensation	449	432	904	782
Sales and marketing, non-GAAP	$19,379	$15,897	$39,012	$29,252
As percentage of revenue, non-GAAP	45.1%	46.8%	44.6%	42.3%

General and administrative, as reported	$7,882	$6,291	$16,835	$13,025
Less: Stock-based compensation	2,226	1,643	4,337	2,965
General and administrative, non-GAAP	$5,656	$4,648	$12,498	$10,060
As percentage of revenue, non-GAAP	13.2%	13.7%	14.3%	14.6%

Loss from operations	$(11,323)	$(10,601)	$(23,435)	$(17,556)
Add back: Stock-based compensation	3,502	2,620	6,892	4,794
Loss from operations, non-GAAP	$(7,821)	$(7,981)	$(16,543)	$(12,762)
As percentage of revenue, non-GAAP	(18.2)%	(23.5)%	(18.9)%	(18.5)%

Net loss	$(11,525)	$(11,029)	$(23,570)	$(18,476)
Add back: Stock-based compensation	3,502	2,620	6,892	4,794
Net loss, non-GAAP	$(8,023)	$(8,409)	$(16,678)	$(13,682)
As percentage of revenue, non-GAAP	(18.7)%	(24.8)%	(19.0)%	(19.8)%

Net loss per basic and diluted share:	$(0.28)	$(0.28)	$(0.58)	$(0.47)
Add back: Stock-based compensation	0.08	0.07	0.17	0.12
Net loss per basic and diluted share, non-GAAP	$(0.20)	$(0.21)	$(0.41)	$(0.35)
Weighted average common shares outstanding - basic and diluted, non-GAAP	40,593,908	39,627,842	40,522,790	39,610,905

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)

	Three months ending September 30, 2016			Year ending December 31, 2016

Loss from operations, GAAP range	$(17,200)	-	$(17,700)	$(52,900)	-	$(53,900)
Add back: Stock-based compensation	3,800		3,800	14,400		14,400
Loss from operations, non-GAAP range	$(13,400)	-	$(13,900)	$(38,500)	-	$(39,500)

Net loss per share, GAAP range	$(0.43)	-	$(0.44)	$(1.31)	-	$(1.34)
Add back: Stock-based compensation	0.09		0.09	0.35		0.35
Net loss per share, non-GAAP range	$(0.34)	-	$(0.35)	$(0.96)	-	$(0.99)

Weighted average common shares outstanding - basic and diluted	40,800,000		40,800,000	40,800,000		40,800,000